UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                 )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Gates Industrial Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! GATES INDUSTRIAL CORP PLC 1144 FIFTEENTH ST. SUITE 1400 DENVER, CO 80202 GATES INDUSTRIAL CORP PLC 2022 Annual General Meeting Vote by June 8, 2022 11:59 PM ET You invested in GATES INDUSTRIAL CORP PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 9, 2022. Vote Virtually at the Meeting* June 9, 2022 9:00 A.M. Mountain Time Virtually at: www.virtualshareholdermeeting.com/GTES2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D68590-P67495 Get informed before you vote View the Notice, Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 26, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D68591-P67495 1. Election of Directors Nominees: 1c. Julia C. Kahr 1a. James W. Ireland, III 1d. Terry Klebe 1b. Ivo Jurek 1e. Stephanie K. Mains 1f. Wilson S. Neely 1g. Neil P. Simpkins 1h. Alicia Tillman 1i. Molly P. Zhang 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To approve, on an advisory basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) in accordance with the requirements of the U.K. Companies Act 2006. 4. To approve the Directors’ Remuneration Policy in accordance with the requirements of the U.K. Companies Act 2006. 5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. 6. To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006. 7. To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP as the Company’s U.K. statutory auditor. For For For For For For For For For For For For For For For